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                                                                   Exhibit 14(a)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Registration Statement on Form N-14 of the Van Kampen Equity Trust II and to the use of our report dated December 3, 2004 on the financial statements and financial highlights of the 1838 International Equity Fund, a series of the 1838 Investment Advisors Funds. Such financial statements and financial highlights appear in the 2004 Annual Report to Shareholders, which is incorporated by reference into the Registration Statement on Form N-14 of the Van Kampen Equity Trust II and related Joint Proxy Statement/Prospectus and Statement of Additional Information of the Van Kampen International Growth Fund filed with the Securities and Exchange Commission in the Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No.333-128236).





                                        /s/ TAIT, WELLER & BAKER LLP

PHILADELPHIA, PENNSYLVANIA
OCTOBER 26, 2005